Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined statement of operations is based on the historical financial statements of Jones Lang LaSalle Incorporated (“Jones Lang LaSalle” or the “Company”) and Staubach Holdings, Inc. (“Staubach”), after giving effect to the purchase of Staubach by the Company using the purchase method of accounting. Staubach was acquired by the Company on July 11, 2008.

Effective May 31, 2008, Staubach and two of its licensees participated in a tax-free equity exchange resulting in the two licensees becoming wholly-owned subsidiaries of Staubach. Whereas the Staubach historical audited consolidated financial statements in Exhibit 99.3 include the impact of this tax-free equity exchange only for the period from June 1, 2008 through June 30, 2008, these two licensees were consolidated subsidiaries of Staubach at the time of the acquisition by Jones Lang LaSalle. As a result, the Staubach as purchased financial statements used to prepare the pro forma combined statement of operations include the combined results of these two licensees for the period presented. The Staubach as purchased financial statements do not reflect certain purchase accounting adjustments in relation to Staubach’s acquisition of these two licensees, the effect of which would have been eliminated in the pro forma adjustments. Additionally, all inter-company transactions between Staubach and its licensees have been eliminated in these pro forma combined financial statements.

The Staubach historical audited consolidated financial statements in Exhibit 99.3 include the results generated from two licensees, Staubach Retail and Cypress Equities, which were not acquired by Jones Lang LaSalle. As a result, the operating results generated from these two licensees were excluded from the historical Staubach as purchased financial statements used to prepare the pro forma combined statement of operations for the period presented.

The following unaudited pro forma combined statement of operations for the year ended December 31, 2008 gives effect to the Staubach acquisition as if it had occurred on January 1, 2008. This unaudited pro forma combined statement of operations is presented for informational purposes only and does not purport to represent what the Company’s results of operations actually would have been had the Staubach acquisition and the related transactions occurred on January 1, 2008, nor does the information purport to project the Company’s results of operations for any future period or at any future date. All pro forma adjustments are based on estimates and assumptions and are subject to revision upon finalization of the purchase accounting for the Staubach acquisition.

The unaudited pro forma combined statement of operations should be read in conjunction with the Company’s historical audited consolidated financial statements as of December 31, 2008 and for the year then ended which are included as Exhibit 99.2 of this report on Form 8-K. In addition, the unaudited pro forma combined statement of operations should be read in conjunction with the Staubach historical audited consolidated financial statements as of and for the twelve months ended June 30, 2008 which are included as Exhibit 99.3 of this report on Form 8-K.

Jones Lang LaSalle Incorporated

Unaudited Pro Forma Combined Statement of Operations

For the twelve months ended December 31, 2008

($ in thousands, except share data)

	Historical
			Staubach as purchased
	Jones Lang LaSalle	(1)	January 1, 2008 to July 10, 2008	(1)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$2,697,586		237,973		—		2,935,559

Operating expenses:
Compensation and benefits	1,771,673		168,019		—		1,939,692
Operating, administrative and other	653,465		17,038		—		670,503
Depreciation and amortization	90,584		17,992		(6,342)	(2)	102,234
Restructuring charges	30,401		—		—		30,401
Total operating expenses	2,546,123		203,049		(6,342)		2,742,830

Operating income	151,463		34,924		6,342		192,729

Interest expense (income), net	30,568		(762)		13,518	(3)	43,324
Equity in (losses) earnings from unconsolidated ventures	(5,462)		124		—		(5,338)
Income before income taxes and noncontrolling interest	115,433		35,810		(7,176)		144,067

Provision for income taxes	28,743		14,324		(2,870)	(4)	40,197
Net income	86,690		21,486		(4,306)		103,870

Net income attributable to noncontrolling interest	1,807		—		—		1,807
Net income attributable to the Company	$84,883		21,486		(4,306)		102,063
Net income attributable to common shareholders	$83,515		21,486		(4,306)		100,695

Basic earnings per common share	$2.52						$2.95
Basic weighted average shares outstanding	33,098,228				1,047,964	(5)	34,146,192

Diluted earnings per common share	$2.44						$2.86
Diluted weighted average shares outstanding	34,205,120				1,047,964	(5)	35,253,084

See accompanying notes to unaudited pro forma combined statement of operations.

Jones Lang LaSalle Incorporated

Notes to Unaudited Pro Forma Combined Statement of Operations

1. Staubach Acquisition and Basis of Pro Forma Presentation

On July 11, 2008, a wholly-owned subsidiary of Jones Lang LaSalle purchased all of the outstanding shares of Staubach Holdings Inc. (“Staubach”).

Staubach was formed in June 2007. Effective July 1, 2007, The Staubach Company (“TSC”) and certain of its licensees participated in a tax-free equity exchange transaction whereby TSC and those licensees became wholly owned subsidiaries of Staubach. The equity exchange allowed TSC and those licensees to consolidate business operations. Exhibit 99.3 of this report on Form 8-K contains the historical audited consolidated financial statements of Staubach and those subsidiaries as of and for the twelve months ended June 30, 2008.

Effective May 31, 2008, Staubach and two of its licensees participated in a tax-free equity exchange resulting in the two licensees becoming wholly-owned subsidiaries of Staubach. Whereas the Staubach historical audited consolidated financial statements in Exhibit 99.3 include the impact of this tax-free equity exchange only for the period from June 1, 2008 through June 30, 2008, these two licensees were consolidated subsidiaries of Staubach at the time of the acquisition by Jones Lang LaSalle. As a result, the Staubach as purchased financial statements used to prepare the pro forma combined statement of operations include the combined results of these two licensees for the period presented. The Staubach as purchased financial statements do not reflect certain purchase accounting adjustments in relation to Staubach’s acquisition of these two licensees, the effect of which would have been eliminated in the pro forma adjustments. Additionally, all inter-company transactions between Staubach and its licensees have been eliminated in these pro forma combined financial statements.

The Staubach historical audited consolidated financial statements in Exhibit 99.3 include the results generated from two licensees, Staubach Retail and Cypress Equities, which were not acquired by Jones Lang LaSalle. As a result, the operating results generated from these two licensees were excluded from the historical Staubach as purchased financial statements used to prepare the pro forma combined statement of operations for the period presented.

Certain additional reclassifications, which do not affect net income, have been made to Staubach’s historical statement of operations to conform to the Company’s presentation.

For additional information regarding the Company’s purchase of Staubach see Note 4. Business Combinations, Goodwill and Other Intangible Assets, of the Notes to Consolidated Financial Statements included in the Company’s 2008 Annual Report on Form 10-K.

2. Identifiable Intangible Assets and Amortization

The Company estimated the fair value of identifiable intangible assets acquired in the Staubach acquisition to be $35 million, consisting of $22 million of acquired backlog with a useful life of 10 months and $13 million of customer contracts and other intangibles with a weighted average useful life of 78 months. The pro forma adjustments included an additional $11 million of amortization expense for these intangibles from January 1, 2008 to July 10, 2008. The pro forma adjustments also include the elimination of Staubach historical intangible amortization expense of $17 million.

3. Interest Expense

The pro forma adjustment for interest expense of $14 million includes approximately six months of additional interest the Company estimates it would have incurred relative to the following if the Staubach acquisition occurred on January 1, 2008:

•

the Company’s borrowings under its credit facilities for cash paid at closing ($123 million), acquisition related costs ($10 million), and financing costs ($9 million), or $4 million of interest on $142 million of borrowings at the 4.9% borrowing rate under the Company’s revolving credit facility on the date of the acquisition,

•

accretion of non-cash interest on deferred acquisition payments ($390 million, discounted to a present value of $316 million as of the acquisition date), or $9 million of interest at a 6% discount rate reflecting borrowings on terms of up to five years for the deferred acquisition payments, and

•	the amortization of deferred financing costs, or $1 million of amortization on $8 million of costs over the stated term of the Company’s revolving credit facility.

4. Provision for Income Taxes

The Company applied a 40% estimated effective tax rate to the pro forma adjustments, which is comparable to the blended statutory tax rate of the Company relative to its ownership of Staubach reflected in Staubach’s historical audited financial statements for the twelve months ending June 30, 2008.

5. Basic and Diluted Weighted Average Shares Outstanding

The Company issued 1,997,682 shares of its common stock as a portion of the purchase consideration in the Staubach acquisition. The pro forma adjustments include an additional 1,047,964 shares in the Company’s weighted average shares outstanding calculations to show the impact of the common stock issuance if the 1,997,682 shares had been issued on January 1, 2008.